UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020 (June 4, 2020)

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by MICT, Inc., or the Company, in its Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the U.S. Securities and Exchange Commission on November 14, 2019, and in the Current Report on Form 8-K filed on May 14, 2020, the Company and Micronet Ltd., or Micronet, an entity in which the Company owns 30.48% of its issued and outstanding shares, entered into a loan agreement, or the Loan, pursuant to which the Company, at its discretion, may convert any or all of the Loan into shares of Micronet at a conversion price of NIS 0.14 (and in accordance with the U.S. dollar to NIS exchange rate in effect as of the closing date of the Loan), or the Conversion Price, per ordinary share of Micronet, or the Ordinary Share. In addition, the Company shall receive a warrant, or the Warrant, to purchase one Ordinary Share for every Ordinary Share into which the Loan is converted at an exercise price of 0.14 NIS per Ordinary Share, or the Exercise Price. Effective on June 2, 2020, the Company and Micronet entered into a second addendum to the Loan, pursuant to which the parties agreed, subject to approval of Micronet’s shareholders, to amend the Loan and the Warrant so that the Conversion Price for the Loan and the Exercise Price for the Warrant would each be NIS 0.16 per Ordinary Share.

Item 7.01	Regulation FD Disclosure.

As previously reported in the Current Report on Form 8-K filed by the Company, on May 27, 2020, Micronet filed an immediate report with the Tel Aviv Stock Exchange, or TASE, announcing the commencement of a special tender offer, or the Tender Offer, by MICT Telematics Ltd., a wholly owned subsidiary of the Company, or MICT Telematics, under Israel law with respect to the purchase of Ordinary Shares by the Company, through MICT Telematics. On June 4, 2020, Micronet filed an immediate report with the TASE, announcing an amendment to the Tender Offer, or the Amendment to Tender Offer. Pursuant to the Amendment to Tender Offer, the number of Ordinary Shares to be offered pursuant to the Tender Offer will be up to 6,000,000 Ordinary Shares, and the proposed purchase price was changed to NIS 0.30 per share (or approximately $0.09 per share), for aggregate gross proceeds of NIS 1,800,000 (or approximately $519,865). The Tender Offer will remain open until June 11, 2020 at 2:00 PM Israel time.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding the proposed Tender Offer by MICT Telematics, the Company’s potential purchase of Ordinary Shares pursuant to the Tender Offer and the timing of the Tender Offer. These forward-looking statements and their implications are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the Company’s current and periodic reports filed from time to time with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: June 5, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer